UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 2, 2015

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2015, American Greetings Corporation and its wholly-owned subsidiary, Those Characters From Cleveland, Inc. (collectively, the “Company”), entered into a definitive agreement with Iconix Brand Group, Inc., a Delaware corporation (“Iconix”) and certain of its subsidiaries (collectively, “Buyer”), providing for the sale of the Company’s Strawberry Shortcake brand and related intangible assets. Buyer will pay $105.0 million in cash at closing and will assume all ordinary course contracts and related ordinary course obligations arising after the closing attendant to the Strawberry Shortcake property. The acquisition is expected to close within the next 30 to 45 days, subject to the satisfaction of customary closing conditions.

In connection with the acquisition of the Strawberry Shortcake property, Buyer will grant American Greetings Corporation an exclusive license for the Strawberry Shortcake property for certain categories of social expression products that are developed, manufactured and sold in connection with American Greetings Corporation’s core social expressions business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary

Date: February 6, 2015